FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2015 (May 19, 2015)

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.
(Exact name of registrant as specified in its charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)
(State of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of principal executive offices) (Zip Code)

(650) 494-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 19, 2015, the Company held its Annual Meeting of Stockholders, at which the stockholders:

1.            Elected the following nominees to serve as directors until the 2015 annual meeting or until their successors are elected and qualified: David W. Brady, Keith R. Guericke, Irving F. Lyons, III, George M. Marcus, Gary P. Martin, Issie N. Rabinovitch, Thomas E. Randlett, Thomas E. Robinson, Michael J. Schall, Byron A. Scordelis, Janice L. Sears, Thomas P. Sullivan, and Claude J. Zinngrabe, Jr.

2.            Ratified the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2015.

3.            Cast an advisory vote approving the Company's executive compensation disclosed in the proxy statement.

As of the record date of February 27, 2015, for the Annual Meeting of Stockholders, there were 65,125,493 shares outstanding and entitled to vote.

(i)	The results of the voting for the directors were as follows:

	Affirmative	Withheld
David W. Brady	54,085,894	2,385,063
Keith R. Guericke	55,668,357	802,600
Irving F. Lyons, III	56,074,818	396,139
George M. Marcus	55,494,033	976,924
Gary P. Martin	52,267,299	4,203,658
Issie N. Rabinovitch	52,972,041	3,498,916
Thomas E. Randlett	54,102,528	2,368,429
Thomas E. Robinson	55,720,483	750,474
Michael J. Schall	55,829,667	641,290
Byron A. Scordelis	56,028,762	442,195
Janice L. Sears	55,720,322	750,635
Thomas P. Sullivan	55,720,711	750,246
Claude J. Zinngrabe, Jr.	56,083,804	387,153
 There were 3,583,185 broker non-votes with respect to the election of the Company’s directors.

(ii)	The results of the voting for the ratification of KPMG, LLP as the Company’s registered public accounting firm for 2015 were as follows:

For	Against	Abstentions	Broker Non-Votes
59,580,281	397,684	76,177	0

(iii)	The results of the advisory vote to approve executive compensation were as follows:

For	Against	Abstentions	Broker Non-Votes
55,362,765	1,015,955	92,237	3,583,185

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2015

ESSEX PROPERTY TRUST, INC.

/s/ Michael T. Dance
	Name:	Michael T. Dance
	Title:	Executive Vice President &
Chief Financial Officer

ESSEX PORTFOLIO, L.P.

	By:	Essex Property Trust, Inc.,
its General Partner

/s/ Michael T. Dance
	Name:	Michael T. Dance
	Title:	Executive Vice President &
Chief Financial Officer